Exhibit 2

Analyst Guide

NIS GROUP CO., LTD.

March, 2007
If you have any questions regarding this report,
please contact the IR&PR department at +81-3-3348-2423 or info-ir@nisgroup.co.jp

Special Note Regarding Forward-looking Statements
The risks that may affect our business results, stock price and financial position are discussed below.
The forward-looking statements are based on current management’s judgment as of May 9, 2007, the filing date.
I.	Risks related to the business environment
(a)	Weak economic conditions

(b)	Intensified customer acquisition competition by entry of major financial institutions and IT companies

(c)	Misconduct by an employee or director, or negative publicity for our industry
II.	Risks related to Laws and Regulations
(a)	Regulations under Japanese law
I)	Regulations concerning the loan business

■ Regulations concerning interest rates

■ Regulations concerning loan operations
ii)	The Special Measures Law concerning the Claims Servicing Business

iii)	The Installment Sales Law

iv)	The Securities and Exchange Law

v)	Other related regulations
(b)	Regulations under U.S. law

(c)	Amendments to current laws and the growing variety of legal means with which our customers can seek protection from creditors
III.	Business Risks
(a)	Funding and market interest rate

(b)	Claims for excess interest repayments

(c)	Reliability of our information or technological systems and networks

(d)	Influence on important decisions by the Chairman and Representative Director and his family

(e)	Risks in our operating assets portfolio

(f)	Condition and liquidity in stock markets

(g)	Strategic alliances and joint ventures to acquire new customers

(h)	Economic trends and liquidity in real estate-related businesses
Risks and uncertainties which may affect our business results are not limited to the factors listed above, as unknown risks and uncertainties may be as yet unexpected to us.

CONTENTS
I	Consolidated Operating Results

1	Consolidated Operating Results for the Year Ended March 31, 2007

2	Consolidated Balance Sheet as of March 31, 2007

3	Breakdown of Operating Results by Subsidiaries for the Year Ended March 31, 2007

4	Financial Ratios/Earnings per Share, etc.

II	Non-Consolidated Operating Results

5	Non-Consolidated Operating Results for the Year Ended March 31, 2007

6	Interest Rates on Loans Outstanding and Borrowings

7	Charge-offs of Loans Receivable and Allowance for Loan Losses

Consolidated Operating Results

Japanese GAAP

Consolidated Operating Results for the Year Ended March 31, 2007
(millions of yen)

	3/06%		3/07%		% change
Total operating revenues	60,991	100.0	88,152	100.0	44.5
Interest income from notes and loans receivable	28,846	47.3	31,005	35.2	7.5
Revenue from purchased loans	11,921	19.5	18,856	21.4	58.2
Revenue from leases and installment loans	4,450	7.3	5,897	6.7	32.5
Revenue from sales of real estate in the real estate business	2,832	4.6	8,691	9.9	206.9
Revenue from sales of real estate in loan servicing	4,209	6.9	10,678	12.1	153.7
Other financial income	13	0.0	761	0.9	—
Other operating income	8,716	14.3	12,261	13.9	40.7
Rent revenue from real estate	550	0.9	3,358	3.8	510.3
Recovery from loans previously charged-off	896	1.5	846	1.0	(5.5)
Loan origination fees	2,785	4.6	4,068	4.6	46.1
Guarantee fees received	1,385	2.3	1,880	2.1	35.7
Revenue from securities business	982	1.6	239	0.3	(75.7)
Other	2,116	3.5	1,868	2,1	(11.7)

Total operating expenses	19,256	31.6	36,861	41.8	91.4
Financial costs	2,424	4.0	3,534	4.0	45.8
Cost of purchased loans collected	6,962	11.4	12,867	14.6	84.8
Cost of real estate sold in loan servicing	2,953	4.8	8,521	9.7	188.5
Cost of leases and installment loans	3,722	6.1	4,909	5.6	31.9
Cost of real estate sold in the real estate business	2,504	4.1	5,468	6.2	118.4
Rental costs	397	0.7	1,245	1.4	213.1
Other operating expenses	291	0.5	313	0.4	7.7

Operating revenues, net	41,735	68.4	51,290	58.2	22.9

Selling, general and administrative expenses	28,950	47.5	40,855	46.3	41.1
Salaries and other employee-related expenses	8,755	14.4	10,179	11.5	16.3
Marketing-related expenses	2,580	4.2	3,087	3.5	19.6
Advertising expenses	628	1.0	257	0.3	(59.0)
Commission fees	1,044	1.7	1,798	2.0	72.3
Other	907	1.5	1,030	1.2	13.6
Loan loss-related costs	11,576	19.0	19,764	22.4	70.7
Losses on loans charged-off	9,866	16.2	15,726	17.8	59.4
Provision for guarantee losses	733	1.2	1,401	1.6	91.0
Provision for losses on excess interest repayments	977	1.6	2,636	3.0	169.8
Occupancy and equipment-related expenses	2,626	4.3	2,979	3.4	13.4
Depreciation and amortization	586	1.0	670	0.8	14.3
Rent and lease expenses	1,948	3.2	2,162	2.5	11.0
Miscellaneous materials and repair expenses	90	0.1	146	0.2	61.4
Other	3,411	5.6	4,843	5.5	42.0

Operating income	12,784	21.0	10,435	11.8	(18.4)

Other income	1,005	1.6	726	0.8	(27.7)
Other expenses	1,004	1.6	1,838	2.1	83.1

Ordinary income	12,785	21.0	9,323	10.6	(27.1)

Special gains	4,171	6.8	1,994	2.3	(52.2)
Special losses	645	1.1	8,563	9.7	—

Income before income taxes and minority interest	16,311	26.7	2,754	3.1	(83.1)

Net income	9,033	14.8	8	0.0	(99.9)

*	The operating results for the year ended March 31, 2006 of APREK Co., Ltd, a consolidated subsidiary acquired on December 2, 2005, have been consolidated since the three months ended March 31, 2006.

Consolidated Balance Sheet as of March 31, 2007
(millions of yen)

	3/06%		3/07%		¥ change
Total Current Assets	294,611	84.0	344,332	85.3	49,721
Cash and deposits	22,788	6.5	28,321	7.0	5,533
Notes and loans receivable	224,240	63.9	213,512	52.9	(10,727)
Purchased loans receivable	24,038	6.9	31,565	7.8	7,526
Real estate for sale in loan servicing	6,126	1.7	19,439	4.8	13,313
Real estate for sale and real estate under construction for sale in the real estate business	9,107	2.6	26,598	6.6	17,491
Deferred tax assets	1,973	0.6	2,446	0.6	472
Other	15,908	4.5	37,178	9.2	21,269
Allowance for loan losses	(9,572)	(2.7)	(14,729)	(3.6)	(5,157)

Total Fixed Assets	56,250	16.0	59,548	14.7	3,297
Assets held for leases	3,997	1.1	5,086	1.3	1,089
Other tangible fixed assets	1,679	0.5	3,382	0.8	1,702
Intangible fixed assets	2,458	0.7	2,390	0.6	(68)
Total investments and other assets	48,114	13.7	48,688	12.1	573
Investment securities	34,501	9.8	36,009	8.9	1,507
Bankrupt and delinquent loans receivable	4,611	1.3	8,496	2.1	3,885
Deferred tax assets	112	0.0	3,565	0.9	3,453
Other	12,755	3.6	7,964	2.0	(4,790)
Allowance for loan losses	(3,866)	(1.1)	(7,347)	(1.8)	(3,481)

Total Assets	350,861	100.0	403,880	100.0	53,018

Total Current Liabilities	135,335	38.6	191,251	47.4	55,916
Accounts payable	345	0.1	771	0.2	425
Short-term borrowings	25,782	7.3	55,396	13.7	29,613
Current portion of long-term borrowings	58,384	16.6	83,192	20.6	24,807
Current portion of bonds	1,860	0.5	8,460	2.1	6,600
Commercial paper	30,000	8.6	27,100	6.7	(2,900)
Accrued income taxes	6,088	1.7	3,714	0.9	(2,374)
Accrued bonuses	751	0.2	767	0.2	16
Reserve for guarantee losses	629	0.2	1,065	0.3	436
Other	11,493	3.3	10,784	2.7	(708)

Total Long-term Liabilities	133,293	38.0	125,880	31.2	(7,413)
Bonds	26,290	7.5	33,280	8.2	6,990
Long-term borrowings	81,873	23.3	59,628	14.8	(22,245)
Asset-backed securities	21,669	6.2	26,957	6.7	5,287
Accrued retirement benefits for directors	381	0.1	379	0.1	(2)
Reserve for losses on excess interest repayments	—	—	4,952	1.2	4,952
Other	3,078	0.9	683	0.2	(2,395)

Total Liabilities	268,629	76.6	317,132	78.5	48,503

Common stock	11,848	3.4	16,289	4.0	4,440
Additional paid-in capital	15,519	4.4	20,081	5.0	4,561
Retained earnings	49,040	14.0	47,196	11.7	(1,844)
Treasury stock	(1,833)	(0.5)	(1,565)	(0.4)	268
Unrealized gains on investment securities	5,097	1.5	301	0.1	(4,796)
Foreign currency translation adjustments	150	0.0	360	0.1	210
Issuance of stock acquisition rights	—	—	114	0.0	114
Minority Interest	2,407	0.7	3,968	1.0	1,561

Total net assets	82,232	23.4	86,747	21.5	4,515

Total liabilities and net assets	350,861	100.0	403,880	100.0	53,018
*	Notes and loans receivable presented above does not include bankrupt and delinquent loans outstanding.

*	The assets of APREK Co., Ltd, a consolidated subsidiary acquired on December 2, 2005, have been consolidated since the year ended March 31, 2006.

*	Reclassification has been made retroactively for the consolidated Balance Sheet as of March 2006 in accordance with changes in presentation of net assets in the consolidated Balance Sheet

Breakdown of Operating Results by Subsidiaries for the Year Ended March 31, 2007
(millions of yen)

	3/06%		3/07%		¥ change
Nissin Servicer Co., Ltd.
Operating revenues	15,947	100.0	31,690	100.0	15,743
Operating revenues, net	7,172	45.0	10,235	32.3	3,063
Operating income	4,351	27.3	6,048	19.1	1,697
Ordinary income	4,029	25.3	5,192	16.4	1,163

Net income	2,353	14.8	2,711	8.6	358
Aprek Co., Ltd.
Operating revenues	379	100.0	2,512	100.0	2,133
Operating revenues, net	330	87.1	2,231	88.8	1,901
Operating losses	(79)	(20.9)	(1,044)	(41.6)	(965)
Ordinary losses	(62)	(16.6)	(1,050)	(41.8)	(988)

Net losses	(158)	(41.8)	(1,789)	(71.2)	(1,631)
NIS Lease Co., Ltd.
Operating revenues	4,821	100.0	6,771	100.0	1,950
Operating revenues, net	622	12.9	791	11.7	169
Operating losses	(137)	(2.8)	(132)	(2.0)	5
Ordinary losses	(120)	(2.5)	(130)	(1.9)	(10)

Net losses	(72)	(1.5)	(130)	(1.9)	(58)
NIS Property Co., Ltd.
Operating revenues	4,833	100.0	9,867	100.0	5,034
Operating revenues, net	1,154	23.9	4,097	41.5	2,943
Operating income	833	17.2	3,420	34.7	2,587
Ordinary income	905	18.7	3,610	36.6	2,705

Net income	544	11.3	2,121	21.5	1,577
Nissin Leasing (China) Co., Ltd.
Operating revenues	91	100.0	227	100.0	136
Operating revenues, net	82	89.4	158	69.7	76
Operating income	23	26.1	22	9.9	(1)
Ordinary losses	(84)	(91.5)	(2)	(1.1)	82

Net losses	(99)	(108.7)	(3)	(1.4)	96
NIS Securities Co., Ltd.
Operating revenues	990	100.0	301	100.0	(689)
Operating revenues, net	890	89.9	298	98.9	(592)
Operating income (losses)	329	33.2	(416)	(137.9)	(745)
Ordinary income (losses)	331	33.5	(415)	(137.7)	(746)

Net income (losses)	300	30.4	(429)	(142.3)	(729)
Other subsidiaries
Operating revenues	314	100.0	841	100.0	527
Operating revenues, net	160	51.1	559	66.5	399
Operating (losses) income	(85)	(27.0)	51	6.2	136
Ordinary losses	(137)	(43.6)	(103)	(12.3)	34

Net losses	(352)	(111.9)	(127)	(15.1)	225
*	The balance sheet date of Nissin Leasing (China) is December 31, 2006.

Financial Ratios/Earnings per Share, etc

Consolidated financial ratio		(%)
	3/06	3/07
Net worth ratio	22.8	20.5
Return on equity	12.4	0.0
Operating income to total assets	4.4	2.8
Ordinary income to total assets	4.4	2.5
Return on assets	3.1	0.0
Operating margin	21.0	11.8
Ordinary income margin	21.0	10.6
Net income margin	14.8	0.0
Current ratio	217.7	180.0
Fixed assets ratio	70.5	72.0

Earnings per share, etc		(yen)
	3/06	3/07
Net income per share	6.91	0.00
Diluted	6.50	0.00
Net assets per share	58.35	29.01
Dividend per share	2.10	0.16
Dividend payout ratio (%)	30.40	—

Number of issued shares at the end of year (thousand shares)	1,366,419	2,849,538
* On April 1, 2006, NIS Group completed a 2-for-1 stock split.

Non-Consolidated Operating Results

Japanese GAP

Non-Consolidated Operating Results for the Year Ended March 31, 2007
(millions of yen)

	3/06%		3/07%		% change
Total operating revenues	34,152	100.0	36,622	100.0	7.2
Interest income from notes and loans receivable	28,472	83.4	28,372	77.5	(0.4)
Business owner loans	16,505	48.3	14,304	39.1	(13.3)
Business Assist (business owner loans)	10,796	31.6	8,561	23.4	(20.7)
Business Timely loans	5,709	16.7	5,742	15.7	0.6
Secured loans	2,832	8.3	6,787	18.5	139.6
Discount notes receivable	21	0.1	20	0.1	(3.4)
Consumer loans	9,113	26.7	7,260	19.8	(20.3)
Smart Assist (consolidated loans for consumers)	8,376	24.5	6,598	18.0	(21.2)
Smart Select (consumer loans)	736	2.2	661	1.8	(10.2)
Other financial income	5	0.0	700	1.9	—
Other operating income	5,674	16.6	7,550	20.6	33.1
Recovery from loans previously charged-off	894	2.6	842	2.3	(5.9)
Rent revenue from real estate	105	0.3	217	0.6	107.1
Loans origination fees	2,785	8.2	4,009	10.9	43.9
Guarantee fees received	1,268	3.7	1,686	4.6	33.0
Revenue from leases and installment loans	404	1.2	519	1.4	28.5
Other	215	0.6	275	0.8	27.6
Total operating expenses	2,868	8.4	3,996	10.9	39.3
Financial costs	2,382	7.0	3,360	9.2	41.1
Cost of leases and installment loans	402	1.2	447	1.2	11.1
Other operating expenses	83	0.2	188	0.5	126.1
Operating revenues, net	31,284	91.6	32,626	89.1	4.3
Selling, general and administrative expenses	24,227	70.9	30,729	83.9	26.8
Salaries and other employee-related expenses	6,925	20.3	7,067	19.3	2.1
Marketing-related expenses	2,155	6.3	2,002	5.5	(7.1)
Advertising expenses	612	1.8	215	0.6	(64.8)
Commission fees	1,010	3.0	1,208	3.3	19.6
Other	532	1.6	578	1.6	8.7
Loan loss-related costs	10,065	29.5	15,630	42.7	55.3
Losses on loans charged-off	8,493	24.9	12,025	32.8	41.6
Provision for guarantee losses	653	1.9	1,286	3.5	97.0
Provision for losses on excess interest repayments	918	2.7	2,317	6.3	152.2
Occupancy and equipment-related expenses	2,268	6.6	2,371	6.5	4.5
Depreciation and amortization	555	1.6	596	1.6	7.5
Rent and lease expenses	1,649	4.8	1,668	4.6	1.1
Miscellaneous materials and repair expenses	63	0.2	105	0.3	66.7
Other	2,811	8.2	3,657	10.0	30.1
Operating income	7,056	20.7	1,896	5.2	(73.1)
Other income	1,354	2.6	3,853	10.5	184.4
Other expenses	301	0.9	802	2.2	165.9
Ordinary income	8,109	23.7	4,947	13.5	(39.0)
Special gains	4,246	12.4	1,943	5.3	(54.2)
Special losses	681	2.0	8,148	22.2	—
Income (losses) before income taxes	11,675	34.2	(1,257)	(3.4)	—
Net income	6,944	20.3	64	0.2	(99.1)
*	Product names were changed from October 1, 2006.

Interest Rates on Loans Outstanding and Borrowings
(%)

	3/06	3/07
Contractual interest rates	16.0	13.5
Business Assist (business owner loans)	21.3	20.0
Business Timely loans	25.4	24.7
Loans secured by real estate	6.4	7.4
Smart Assist (consolidated loans for consumers)	23.1	21.8
*	Figures are weighted average rates at period-end.

*	Product names were changed from October 1, 2006.

*	Contract interest rates for 3/07 include off-balance-sheet securitized loans receivable.
(millions of yen)

			(Reference)
			3/07 (include off-balanced-
			sheet securitized loans
	3/06	3/07	receivable)
Total borrowings at period-end	212,013	238,382	272,182
Short-term borrowings (including commercial paper)	49,700	75,084	75,084
Long-term borrowings (including bonds)	162,313	163,297	197,097
Total amount of long-term borrowings by effective fixed interest rate	100,691	103,814	137,614
Fixed rate	100,691	103,814	103,814
Interest rate caps/swaps	—	—	33,800
% of long-term borrowings by effective fixed interest rate	62.0	63.6	69.8
Weighted average borrowing rate at the end of the period	1.3	1.7	1.7
Direct	0.9	1.6	1.7
Indirect	1.5	1.8	1.8
Weighted average borrowing rate for the period	1.5	1.4	1.5
Direct	1.0	1.1	1.3
Indirect	1.7	1.6	1.6

Breakdown of borrowings	(millions of yen)

			(Reference)
			3/07 (include off-balanced-
			sheet securitized loans
	3/06	3/07	receivable)
Total borrowings at period-end	212,013	238,382	272,182
Indirect	131,521	143,124	143,124
Banks	112,946	88,705	88,705
Life insurance companies	—	—	—
Non-life insurance companies	1,981	2,199	2,199
Non-bank finance companies	16,592	52,220	52,220
Direct	80,491	95,257	129,057
Bonds/convertible bonds	28,822	41,200	41,200
Commercial paper	30,000	27,100	27,100
Securitization, etc.	21,669	26,957	60,757

Charge-offs of Loans Receivable and Allowance for Loan Losses

			(millions of yen)
			(Reference)
			3/07 (include off-
			balanced-sheet
			securitized loans
	3/06	3/07	receivable)
Total notes and loans receivable	219,474	202,518	246,130

Business Assist (business owner loans)	59,523	47,667	47,667
Business Timely loans	25,282	23,303	23,303
Secured loans	90,323	96,378	139,990
Discount notes receivable	188	211	211
Consumer loans	44,157	34,958	34,958

Total charge-offs of loans receivable	8,024	9,868	9,868

Business Assist (business owner loans) & Discount notes receivable	3,141	3,621	3,621
Business Timely loans	2,173	3,319	3,319
Secured loans	21	17	17
Consumer loans	2,687	2,909	2,909

Ratio of charge-offs of loans receivable	3.53%	4.65%	3.85%

Business Assist (business owner loans) & Discount notes receivable	5.00%	7.03%	7.03%
Business Timely loans	7.92%	12.47%	12.47%
Secured loans	0.02%	0.02%	0.01%
Consumer loans	5.74%	7.68%	7.68%

*	Bankrupt and delinquent loans outstanding are included in the loans outstanding presented above.

*	Product names were changed from October 1, 2006.

*	Consumer loans represent the amount of total Smart Assist (consolidated loan) and Smart Select (consumer loans.)

*	Allowance for ratio of charge-offs of loans receivable is corresponded to the securitization.

Ratio of charge-offs of loans receivable = Total charge-offs of loans receivable (amount of total loans and notes receivable after deduction of total charge-offs of loans receivable + total charge-offs of loans receivable)

Allowance for loan losses		(millions of yen)
	3/06	3/07
Amount of allowance for loan losses	10,277	15,776
Allowance ratio	4.7%	6.4%

*	Allowance for loan losses for 3/07 is corresponded to the securitization.

Allowance ratio = Allowanced for loan losses (amount of total loans and notes receivable after deduction of total charge-offs of loans receivable + off-balance-sheet securitized loans receivable)